EXHIBIT 99.1

World Health Alternatives, Inc. to Undertake a Private Placement Equity Financing

Wednesday June 23, 9:27 am ET

PITTSBURGH—(BUSINESS WIRE)—June 23, 2004—World Health Alternatives, Inc. (OTC BB: WHAI - News), a premier medical staffing company that provides medical, professional and administrative staffing services to the healthcare industry, has announced that it plans to undertake a private placement equity financing involving the sale of units consisting of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock. It is anticipated that the net proceeds from the private placement will be used in part to finance the Company’s acquisition of Pulse Healthcare Staffing, Inc. and its pending acquisition of Curley and Associates, LLC, to repay certain indebtedness of the Company and for general corporate purposes.

The securities to be offered in the proposed private placement will not be registered under the Securities Act of 1933, as amended, or under any applicable state laws and may not be offered or sold in the United States absent such registration or the availability of an exemption from registration under applicable federal and state securities laws. The securities will be issued pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended. In connection with the proposed private placement, the Company expects to agree, subject to terms and conditions acceptable to the Company, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of securities sold in the private placement.

This press release has been issued in reliance on Rule 135c under the Securities Act of 1933, as amended, and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities proposed to be sold in the anticipated private placement in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

World Health Alternatives, Inc. (OTC BB: WHAI - News) is a premier human resource firm offering specialized healthcare personnel for staffing and consulting needs in the healthcare industry. The Company places its experienced personnel on a project, temporary, permanent, or temporary-to-permanent basis. These options allow clients to control the expenses associated with new staff while also giving them the unique opportunity to evaluate a candidate’s performance essentially risk-free. The Company is headquartered in Pittsburgh, PA, and it maintains branch offices in Citrus Heights, CA, Cleveland, OH, Boca Raton, FL, Danvers, MA, Portsmouth, NH and Nashua, NH. For more information, please contact Richard McDonald, at 412.829.7800 (ext. 223), Michael Porter, at 212.564.4700, or Anthony Altavilla, at 317.218.0204, or visit the Company’s website at www.better-solutionsinc.com.

This press release contains forward-looking statements. The words or phrases “may,” “intends,” “expects,” “estimate,” “indicate,” “plans,” “anticipates,” “could,” “if,” “projects,” “forecast,” “should” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether World Health Alternatives, Inc. (“the Company”) will successfully acquire existing staffing companies to grow its staffing business; (b) whether the Company will have adequate financing to expand its business and execute acquisitions; (c) whether the Company will effectively manage its expanding operations, which will place significant demands on its managerial, financial, and informational systems; (d) competition among medical staffing companies for qualified nurses and other healthcare professionals and personnel; (e) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company’s business; (f) whether the Company will undertake a private placement equity financing involving the sale of units consisting of shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock; (g) whether the Company obtains proceeds from the private placement and, if so, whether the net proceeds from it will be used, in part, to finance the Company’s acquisition of Pulse Healthcare Staffing, Inc. and its pending acquisition of Curley and Associates, LLC, to repay certain indebtedness of the Company and for general corporate purposes; (h) whether the Company will complete its pending acquisition of the assets of Curley and Associates, LLC; (i) whether the Company will agree, under terms acceptable to it, to file a registration statement under the Securities Act of 1933, as amended, covering the resale of securities sold in the private placement; (j) other factors set forth in the Company’s periodic reports and Form SB-2 Registration Statement filed with the Securities and Exchange Commission, which may be reviewed by accessing the SEC’s EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. Unless otherwise required by applicable law, the Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statements.

Contact:

Porter, LeVay & Rose, Inc.

Investor Relations: Michael Porter

Media Relations: Margarerit Drgos

Editorial: Jeff Myhre

212-564-4700

Fax: 212-244-3075

plrmail@plrinvest.com

www.plrinvest.com

or

World Health Alternatives, Inc.

Richard E. McDonald, 412-829-7800 ext. 223

or

Summit Financial Partners, LLC

Anthony Altavilla, 317-218-0204

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